Exhibit 99.2

CONSENT TO BEING NAMED AS A PROSPECTIVE DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-1 (the “Registration Statement”) of Yum China Holdings, Inc. (the “Company”), and any amendments thereto, as a prospective director of the Company, and to the filing of this consent as an exhibit to the Registration Statement, and any amendments thereto.

By:	/s/ Christian L. Campbell
Name:	Christian L. Campbell
Date:	September 26, 2016